Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
December 31, 2012

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 15, 2012 with the Securities and Exchange Commission (“SEC”). We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. We are a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing.

As of December 31, 2012, our office portfolio was comprised of six properties totaling approximately 6.6 million net rentable square feet, and on- and off‑site parking garages totaling approximately 2.6 million square feet, which accommodate 8,057 vehicles.

As used in this Supplemental Operating and Financial Data package, the term “Mortgages in Default” refers to our 700 North Central, 801 North Brand, Stadium Towers Plaza, Glendale Center, 500 Orange Tower, Two California Plaza and 3800 Chapman properties whose mortgage loans were in default prior to their disposition. Each of these properties was disposed prior to December 31, 2012, and the results of operations of these properties are presented as discontinued operations in the consolidated statements of operations for all periods presented.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2012 in our Annual Report on Form 10-K to be filed with the SEC in March 2013. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Quarterly Highlights (continued)

Asset Dispositions:
On October 1, 2012, a trustee sale was held with respect to Two California Plaza. As a result of the foreclosure, we were relieved of the obligation to repay the $470.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.
On December 14, 2012, a trustee sale was held with respect to 3800 Chapman. As a result of the foreclosure, we were relieved of the obligation to repay the $44.4 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer. MPG Office, L.P., our Operating Partnership, had previously received a release from the special servicer from all claims under the guaranty of partial payment.
On December 21, 2012, we sold our remaining 20% joint venture interest to our joint venture partner, an affiliate of Beacon Capital Partners, LLC. The joint venture owned One California Plaza, located in downtown Los Angeles, and Cerritos Corporate Center, located in Cerritos, California. Net proceeds from the transaction totaled approximately $41 million and will be used for general corporate purposes.
Leasing Activity:
During the fourth quarter of 2012, we completed new leases and renewals for approximately 74,000 square feet.

Subsequent Events:
In January 2013, we executed a five-year lease extension with Gibson Dunn & Crutcher LLP, a prestigious international law firm ranked in the top 20 by American Lawyer. The firm occupies approximately 268,000 square feet at Wells Fargo Tower in downtown Los Angeles and the lease now expires in November 2022.
On January 29, 2013, we received a notice from Thomas MPG Holding, LLC requesting the redemption of 35,000 noncontrolling common units of our Operating Partnership. On January 30, 2013, we issued 35,000 shares of common stock in exchange for these units. After the redemption, the Company owns approximately 99.8% of our Operating Partnership.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel.  (213) 626-3300
Fax  (213) 687-4758

Senior Management

David L. Weinstein	President and Chief Executive Officer	Christopher M. Norton	Executive Vice President, General Counsel and Secretary
Peggy M. Moretti	Executive Vice President, Investor and Public Relations
& Chief Administrative Officer

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company, LLC Operations Center 6201 15th Avenue Brooklyn, NY 11219 (800) 937-5449 or info@amstock.com www.amstock.com	Quarterly results for 2013 will be announced according to the following schedule:
	First Quarter	April 2013
	Second Quarter	July 2013
	Third Quarter	October 2013
	Fourth Quarter	February 2014

Equity Research Coverage

Compass Point Research & Trading, LLC	Wilkes Graham	(202) 534-1386
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts' reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2012				2011
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
High price	$3.52	$3.81	$2.47	$2.80	$2.48
Low price	$2.50	$2.00	$1.66	$1.96	$1.74
Closing price	$3.08	$3.35	$2.01	$2.34	$1.99
Closing common shares and noncontrolling common units of the Operating Partnership outstanding (in thousands)	57,370	57,291	57,254	57,202	57,200
Closing market value of common shares and noncontrolling common units of the Operating Partnership outstanding (in thousands)	$176,700	$191,924	$115,081	$133,852	$113,827

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended December 31, September 30, June 30 and March 31, 2012, and December 31, 2011. Due to our focus on preserving our unrestricted cash and the availability of substantial net operating loss carryforwards to offset future taxable income, we do not expect to pay distributions on our common stock and Series A preferred stock in the foreseeable future.

(2)
The Board of Directors did not declare a dividend on our Series A preferred stock during the three months ended January 31, 2013 and October 31, July 31, April 30 and January 31, 2012. Dividends on our Series A preferred stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share. As of January 31, 2013, we have missed 17 quarterly dividend payments. The amount of dividends in arrears totals $78.8 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Financial Highlights (unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Income Items:
Revenue (1)	$53,887	$55,684	$53,977	$67,623	$57,379
Straight line rent	163	580	1,409	674	774
Fair value lease revenue (2)	1,141	1,193	1,215	1,233	1,276
Lease termination fees	—	—	70	67	—
Office property operating margin (3)	59.5%	59.5%	60.7%	62.2%	61.4%
Net income (loss) available to common stockholders	$205,221	$87,999	$67,312	$5,172	$(31,478)
Net income (loss) available to common stockholders – basic	3.56	1.57	1.32	0.10	(0.62)
Net income (loss) available to common stockholders – diluted	3.52	1.57	1.32	0.10	(0.62)
Funds from operations (FFO) available to common stockholders (4)	$130,860	$63,222	$71,357	$10,653	$(9,909)
FFO per share – basic (4)	2.27	1.13	1.39	0.21	(0.20)
FFO per share – diluted (4)	2.24	1.11	1.38	0.21	(0.20)
FFO per share before specified items – basic (4)	(0.11)	(0.11)	(0.22)	0.18	(0.02)
FFO per share before specified items – diluted (4)	(0.11)	(0.11)	(0.22)	0.17	(0.02)

Ratios:
Interest coverage ratio (5)	9.73	4.43	3.66	2.09	1.07
Interest coverage ratio before specified items (6)	0.96	0.97	0.82	1.35	1.09
Fixed-charge coverage ratio (7)	8.16	3.89	3.27	1.88	0.96
Fixed-charge coverage ratio before specified items (8)	0.81	0.85	0.74	1.21	0.98

Capitalization:
Common stock price @ quarter end	$3.08	$3.35	$2.01	$2.34	$1.99
Total debt	$1,949,739	$2,464,084	$2,734,053	$2,943,023	$3,045,995
Preferred stock liquidation preference	243,259	243,259	243,259	243,259	243,259
Common equity value @ quarter end (9)	176,700	191,924	115,081	133,852	113,827
Total market capitalization	$2,369,698	$2,899,267	$3,092,393	$3,320,134	$3,403,081
Company share of unconsolidated joint venture debt	—	47,512	57,289	57,458	139,627
Total combined market capitalization	$2,369,698	$2,946,779	$3,149,682	$3,377,592	$3,542,708
Total debt / total market capitalization	82.3%	85.0%	88.4%	88.6%	89.5%
Total combined debt / total combined market capitalization	82.3%	85.2%	88.6%	88.8%	89.9%
Total debt plus liquidation preference / total market capitalization	92.5%	93.4%	96.3%	96.0%	96.7%
Total combined debt plus liquidation preference / total combined market capitalization	92.5%	93.5%	96.3%	96.0%	96.8%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Financial Highlights (continued)

__________

(1)
Excludes revenue from discontinued operations of $0.9 million, $14.4 million, $17.3 million, $23.9 million and $27.5 million for the three months ended December 31, September 30, June 30 and March 31, 2012, and December 31, 2011, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 33. For a quantitative reconciliation of the differences between FFO and net income (loss) available to common stockholders, see page 15.

(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $253,524, $158,944, $153,008, $92,820 and $48,882, respectively, divided by cash paid for interest of $26,053, $35,863, $41,835, $44,325 and $45,643, respectively. Cash paid for interest excludes default interest accrued totaling $0.4 million, $8.1 million, $9.7 million, $10.5 million and $10.0 million related to mortgages in default for the three months ended December 31, September 30, June 30 and March 31, 2012, and December 31, 2011, respectively. For a discussion of EBITDA, see page 35. For a quantitative reconciliation of the differences between EBITDA and net income (loss), see page 19.

(6)
Calculated as Adjusted EBITDA of $25,023, $34,818, $34,509, $59,643 and $49,701, respectively, divided by cash paid for interest of $26,053, $35,863, $41,835, $44,325 and $45,643, respectively. For a discussion of Adjusted EBITDA, see page 35.

(7)	Calculated as EBITDA of $253,524, $158,944, $153,008, $92,820 and $48,882, respectively, divided by fixed charges of $31,083, $40,882, $46,850, $49,357 and $50,718, respectively.

(8)	Calculated as Adjusted EBITDA of $25,023, $34,818, $34,509, $59,643 and $49,701, respectively, divided by fixed charges of $31,083, $40,882, $46,850, $49,357 and $50,718, respectively.

(9)
Assumes 100% conversion of the noncontrolling common units of our Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their noncontrolling common units at any time. At the time of redemption, we have the right to determine whether to redeem the noncontrolling common units for cash, based upon the fair value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Consolidated Balance Sheets (unaudited and in thousands)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Assets
Investments in real estate	$1,709,570	$2,168,111	$2,341,262	$2,467,034	$2,586,980
Less: accumulated depreciation	(541,614)	(615,216)	(640,368)	(650,022)	(659,408)
Investments in real estate, net	1,167,956	1,552,895	1,700,894	1,817,012	1,927,572

Cash, cash equivalents and restricted cash	192,474	190,350	227,586	234,510	192,356
Rents, deferred rents and other receivables, net	46,871	54,653	58,662	57,626	59,459
Deferred charges, net	57,247	64,366	69,303	75,638	81,752
Other assets	2,311	4,920	5,076	9,312	7,252
Assets associated with real estate held for sale	—	—	—	4,723	14,000
Total assets	$1,466,859	$1,867,184	$2,061,521	$2,198,821	$2,282,391

Liabilities and Deficit
Liabilities:
Mortgage loans	$1,949,739	$2,464,084	$2,734,053	$2,943,023	$3,045,995
Accounts payable and other liabilities	30,313	110,524	130,599	141,335	140,212
Excess distributions received from unconsolidated joint venture	—	7,700	6,576	6,576	—
Acquired below-market leases, net	5,129	14,037	18,177	21,243	24,110
Total liabilities	1,985,181	2,596,345	2,889,405	3,112,177	3,210,317

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	609,257	608,724	702,604	704,485	704,041
Accumulated deficit and dividends	(1,121,667)	(1,331,513)	(1,424,027)	(1,495,473)	(1,504,759)
Accumulated other comprehensive income (loss)	542	707	(7,320)	(11,918)	(15,166)
Total stockholders’ deficit	(511,868)	(722,082)	(728,743)	(802,906)	(815,884)
Noncontrolling Interests:
Accumulated deficit and dividends	(6,454)	(7,079)	(105,898)	(116,869)	(118,049)
Accumulated other comprehensive income	—	—	6,757	6,419	6,007
Total noncontrolling interests	(6,454)	(7,079)	(99,141)	(110,450)	(112,042)
Total deficit	(518,322)	(729,161)	(827,884)	(913,356)	(927,926)
Total liabilities and deficit	$1,466,859	$1,867,184	$2,061,521	$2,198,821	$2,282,391

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Consolidated Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Revenue:
Rental	$31,134	$31,233	$30,433	$30,843	$32,006
Tenant reimbursements	15,250	16,049	15,625	15,210	16,326
Parking	6,867	6,708	6,916	6,863	6,796
Management, leasing and development services	216	414	626	1,156	2,096
Interest and other	420	1,280	377	13,551	155
Total revenue	53,887	55,684	53,977	67,623	57,379
Expenses:
Rental property operating and maintenance	14,402	14,983	14,050	13,223	14,633
Real estate taxes	5,193	5,068	4,886	4,961	4,821
Parking	1,968	1,819	1,896	1,843	1,831
General and administrative	6,615	5,861	6,189	5,671	6,909
Other expense	1,979	815	2,025	195	96
Depreciation and amortization	15,224	15,331	15,591	15,320	15,724
Impairment of long-lived assets	—	—	—	2,121	—
Interest	25,777	26,883	29,695	29,686	29,816
Total expenses	71,158	70,760	74,332	73,020	73,830
Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture and gain on sale of interest in unconsolidated joint venture	(17,271)	(15,076)	(20,355)	(5,397)	(16,451)
Equity in net income (loss) of unconsolidated joint venture	29	38	45	14,229	203
Gain on sale of interest in unconsolidated joint venture	50,051	—	—	—	—
Income (loss) from continuing operations	32,809	(15,038)	(20,310)	8,832	(16,248)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(788)	(14,819)	(18,017)	(16,694)	(14,578)
Gains on settlement of debt	138,215	79,383	102,467	13,136	—
Gains on sale of real estate	40,235	45,483	16,032	5,192	—
Income (loss) from discontinued operations	177,662	110,047	100,482	1,634	(14,578)
Net income (loss)	$210,471	$95,009	$80,172	$10,466	$(30,826)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Consolidated Statements of Operations (continued) (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Net income (loss)	$210,471	$95,009	$80,172	$10,466	$(30,826)
Net (income) loss attributable to common units of our Operating Partnership	(612)	(2,373)	(8,222)	(657)	3,985
Net income (loss) attributable to MPG Office Trust, Inc.	209,859	92,636	71,950	9,809	(26,841)
Preferred stock dividends	(4,638)	(4,637)	(4,638)	(4,637)	(4,637)
Net income (loss) available to common stockholders	$205,221	$87,999	$67,312	$5,172	$(31,478)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.49	$(0.34)	$(0.43)	$0.07	$(0.37)
Income (loss) from discontinued operations	3.07	1.91	1.75	0.03	(0.25)
Net income (loss) available to common stockholders per share – basic	$3.56	$1.57	$1.32	$0.10	$(0.62)
Weighted average number of common shares outstanding	57,634,484	56,118,506	51,285,961	51,048,621	50,676,545

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.48	$(0.34)	$(0.43)	$0.07	$(0.37)
Income (loss) from discontinued operations	3.04	1.91	1.75	0.03	(0.25)
Net income (loss) available to common stockholders per share – diluted	$3.52	$1.57	$1.32	$0.10	$(0.62)
Weighted average number of common and common equivalent shares outstanding	58,324,838	56,118,506	51,285,961	51,758,710	50,676,545

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Consolidated Statements of Discontinued Operations (1) (unaudited and in thousands)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Revenue:
Rental	$730	$8,924	$12,012	$15,138	$16,689
Tenant reimbursements	117	3,686	3,590	3,914	3,931
Parking	23	1,194	1,693	1,863	2,031
Interest and other	2	551	9	3,011	4,897
Total revenue	872	14,355	17,304	23,926	27,548

Expenses:
Rental property operating and maintenance	384	4,854	4,990	5,512	6,529
Real estate taxes	56	1,571	1,721	2,107	2,150
Parking	1	238	294	296	326
Other expense	—	1,016	1,053	1,209	1,209
Depreciation and amortization	223	4,419	5,485	6,732	7,452
Interest	996	17,076	21,778	24,764	24,460
Total expenses	1,660	29,174	35,321	40,620	42,126

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(788)	(14,819)	(18,017)	(16,694)	(14,578)
Gains on settlement of debt	138,215	79,383	102,467	13,136	—
Gains on sale of real estate	40,235	45,483	16,032	5,192	—
Income (loss) from discontinued operations	$177,662	$110,047	$100,482	$1,634	$(14,578)
_________

(1)
We disposed of 700 North Central and 801 North Brand (both in first quarter 2012), Stadium Towers Plaza, Brea Corporate Place and Brea Financial Commons (all in second quarter 2012), Glendale Center and 500 Orange Tower (both in third quarter 2012), and Two California Plaza and 3800 Chapman (both in fourth quarter 2012). As a result, the results of operations of 700 North Central, 801 North Brand, Brea Corporate Place, Brea Financial Commons, Stadium Towers Plaza, Glendale Center, 500 Orange Tower, Two California Plaza and 3800 Chapman are included in discontinued operations for all periods presented.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Unconsolidated Joint Venture Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	December 31, 2012 (1)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Revenue:
Rental	$5,027	$6,100	$6,164	$6,061	$6,104
Tenant reimbursements	2,907	3,385	3,225	2,681	2,874
Parking	851	1,047	975	908	908
Interest and other	49	15	1	343	48
Total revenue	8,834	10,547	10,365	9,993	9,934

Expenses:
Rental property operating and maintenance	2,848	3,736	7,694	3,162	3,411
Real estate taxes	1,286	1,455	1,428	981	870
Parking	140	149	150	142	150
Depreciation and amortization	3,175	3,354	3,301	3,314	3,536
Interest	2,802	3,170	3,139	3,146	3,172
Other	466	530	530	1,067	1,085
Total expenses	10,717	12,394	16,242	11,812	12,224

Loss from continuing operations	(1,883)	(1,847)	(5,877)	(1,819)	(2,290)
(Loss) income from discontinued operations	—	(3,710)	55	84,404	(4,867)
Net (loss) income	$(1,883)	$(5,557)	$(5,822)	$82,585	$(7,157)

Company share (2)	$(378)	$(1,111)	$(1,164)	$16,517	$(1,431)
Intercompany eliminations	45	52	59	242	254
Unallocated (allocated) losses (3)	362	1,097	1,150	(2,530)	1,380
Equity in net (loss) income of unconsolidated joint venture	$29	$38	$45	$14,229	$203
_________

(1)
For the quarter ended December 31, 2012, amount represents the results of operations of the unconsolidated joint venture through December 21, 2012, the date we disposed of our interest in the joint venture.

(2)	Amount represents our 20% ownership interest in the unconsolidated joint venture through December 21, 2012.

(3)
We are not liable for the obligations of, and are not committed to provide additional financial support to, the unconsolidated joint venture in excess of our original investment. As a result, we do not recognize our share of losses from the unconsolidated joint venture in excess of our basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Funds from Operations (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$205,221	$87,999	$67,312	$5,172	$(31,478)

Add:	Depreciation and amortization of real estate assets	15,430	19,733	21,060	22,035	23,124
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	635	671	660	1,465	1,737
	Impairment writedown of depreciable real estate	—	—	—	2,121	—
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (1)	—	731	—	2,176	819
	Net income (loss) attributable to common units of our Operating Partnership	612	2,373	8,222	657	(3,985)
	(Unallocated) allocated losses – unconsolidated joint venture (1)	(362)	(1,097)	(1,150)	2,530	(1,380)
Deduct:	Gains on sale of real estate	40,235	45,483	16,032	5,192	—
	Gains on sale of real estate – unconsolidated joint venture (1)	—	—	—	18,958	—
	Gain on sale of interest in unconsolidated joint venture	50,051	—	—	—	—
Funds from operations available to common stockholders and unit holders (FFO) (2)		$131,250	$64,927	$80,072	$12,006	$(11,163)
Company share of FFO (3)		$130,860	$63,222	$71,357	$10,653	$(9,909)
FFO per share – basic		$2.27	$1.13	$1.39	$0.21	$(0.20)
FFO per share – diluted		$2.24	$1.11	$1.38	$0.21	$(0.20)
Weighted average number of common shares outstanding – basic		57,634,484	56,118,506	51,285,961	51,048,621	50,676,545
Weighted average number of common and common equivalent shares outstanding – diluted		58,324,838	57,068,266	51,870,380	51,758,710	51,120,752
Weighted average diluted shares and units		58,495,364	58,572,003	58,099,575	58,205,487	57,567,529
__________

(1)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

(2)	For the definition and discussion of FFO, see page 33.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 99.7% for the three months ended December 31, 2012, 97.4% for the three months ended September 30, 2012, 89.1% for the three months ended June 30, 2012, 88.7% for the three months ended March 31, 2012 and 88.8% for the three months ended December 31, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Funds from Operations (continued) (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Reconciliation of FFO to FFO before specified items: (1)
FFO available to common stockholders and unit holders		$131,250	$64,927	$80,072	$12,006	$(11,163)
Add:	Default interest accrued on mortgages in default	427	8,058	9,725	10,540	10,005
	Writeoff of deferred financing costs related to mortgages in default	—	—	182	916	—
Deduct:	Gains on settlement of debt	138,215	79,383	102,467	13,136	—
	(Loss) gain from early extinguishment of debt, net – unconsolidated joint venture (2)	—	(9)	—	188	—
FFO before specified items		$(6,538)	$(6,389)	$(12,488)	$10,138	$(1,158)
Company share of FFO before specified items (3)		$(6,519)	$(6,221)	$(11,129)	$8,995	$(1,028)
FFO per share before specified items – basic		$(0.11)	$(0.11)	$(0.22)	$0.18	$(0.02)
FFO per share before specified items – diluted		$(0.11)	$(0.11)	$(0.22)	$0.17	$(0.02)
__________

(1)	For the definition and discussion of FFO before specified items, see page 33.

(2)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 99.7% for the three ended December 31, 2012, 97.4% for the three months ended September 30, 2012, 89.1% for the three months ended June 30, 2012, 88.7% for the three months ended March 31, 2012 and 88.8% for the three months ended December 31, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Adjusted Funds from Operations (1) (unaudited and in thousands)

		For the Three Months Ended
		December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
FFO		$131,250	$64,927	$80,072	$12,006	$(11,163)
Add:	Non-real estate depreciation	17	17	16	17	52
	Straight line ground and air space lease expense	(7)	521	521	521	521
	Amortization of deferred financing costs	827	803	814	824	844
	Unrealized gain due to hedge ineffectiveness	—	(143)	(336)	(313)	(332)
	Default interest accrued on mortgages in default	427	8,058	9,725	10,540	10,005
	Writeoff of deferred financing costs related to mortgages in default	—	—	182	916	—
	Non-cash stock compensation	645	668	534	444	1,216
Deduct:	Gains on settlement of debt	138,215	79,383	102,467	13,136	—
	Straight line rent	30	207	1,249	252	405
	Fair value lease revenue	1,141	2,206	2,295	2,370	2,542
	Capitalized payments (2)	500	294	189	390	283
	Capital lease principal payments	71	71	70	85	131
	Scheduled principal payments on mortgage loans	140	135	133	135	134
	Non-recoverable capital expenditures	177	524	217	240	694
	Recoverable capital expenditures	82	85	25	119	172
	2nd generation tenant improvements and leasing commissions (3)	2,543	73	28	496	1,723
	Unconsolidated joint venture AFFO adjustments (4)	682	705	863	919	982
Adjusted funds from operations (AFFO)		$(10,422)	$(8,832)	$(16,008)	$6,813	$(5,923)
__________

(1)	For the definition and computation method of AFFO, see page 34. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 19.

(2)	Includes capitalized leasing payroll.

(3)
Excludes 1st generation tenant improvements and leasing commissions of $0.2 million, $0.1 million and $0.1 million for the three months ended December 31, September 30 and March 31, 2012, respectively.

(4)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Adjusted Funds from Operations Related to Properties in Default (1) (unaudited and in thousands)

		For the Three Months Ended
		December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

FFO related to Properties in Default		$137,650	$68,634	$57,634	$(118)	$(7,990)
Add:	Amortization of deferred financing costs	—	—	22	43	61
	Writeoff of deferred financing costs	—	—	182	916	—
	Straight line ground lease expense	—	527	528	528	528
	Default interest accrued	427	8,058	9,725	10,540	10,005
Deduct:	Gains on settlement of debt	138,215	79,383	69,968	13,136	—
	Straight line rent	(133)	(372)	(175)	(431)	(258)
	Fair value lease revenue	—	1,014	1,080	1,136	1,168
	Non-recoverable capital expenditures	—	3	3	—	12
	Recoverable capital expenditures	—	18	—	—	—
	2nd generation tenant improvements and leasing commissions (2)	—	—	—	—	324
Adjusted funds from operations related to Properties in Default		$(5)	$(2,827)	$(2,785)	$(1,932)	$1,358
__________

(1)
For purposes of this schedule, Properties in Default include the following: 3800 Chapman, Two California Plaza, Glendale Center, Stadium Towers Plaza, 500 Orange Tower, 700 North Central and 801 North Brand. In February 2012, we disposed of 700 North Central and 801 North Brand, in May 2012, we disposed of Stadium Towers Plaza, in August 2012, we disposed of Glendale Center, in September 2012, we disposed of 500 Orange Tower, in October 2012, we disposed of Two California Plaza, and in December 2012, we disposed of 3800 Chapman.

(2)	Excludes 1st generation tenant improvements and leasing commissions of $0.1 million for the three months ended March 31, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2) (unaudited and in thousands)

		For the Three Months Ended
		December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net income (loss)		$210,471	$95,009	$80,172	$10,466	$(30,826)
Add:	Interest expense (3)	26,773	43,959	51,473	54,450	54,276
	Interest expense – unconsolidated joint venture (4)	560	652	777	1,857	1,899
	Depreciation and amortization (5)	15,447	19,750	21,076	22,052	23,176
	Depreciation and amortization – unconsolidated joint venture (4)	635	671	660	1,465	1,737
Deduct:	Unallocated (allocated) losses – unconsolidated joint venture (4)	362	1,097	1,150	(2,530)	1,380
EBITDA		$253,524	$158,944	$153,008	$92,820	$48,882
EBITDA		$253,524	$158,944	$153,008	$92,820	$48,882
Add:	Impairment writedown of depreciable real estate	—	—	—	2,121	—
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (4)	—	731	—	2,176	819
Deduct:	Gains on settlement of debt	138,215	79,383	102,467	13,136	—
	(Loss) gain from early extinguishment of debt, net – unconsolidated joint venture (4)	—	(9)	—	188	—
	Gains on sale of real estate	40,235	45,483	16,032	5,192	—
	Gains on sale of real estate – unconsolidated joint venture (4)	—	—	—	18,958	—
	Gain on sale of interest in unconsolidated joint venture	50,051	—	—	—	—
Adjusted EBITDA		$25,023	$34,818	$34,509	$59,643	$49,701
Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities		$(5,732)	$4,533	$640	$6,785	$(8,213)
Changes in other assets and liabilities		(1,888)	(12,683)	(16,378)	883	4,879
Non-recoverable capital expenditures		(177)	(524)	(217)	(240)	(694)
Recoverable capital expenditures		(82)	(85)	(25)	(119)	(172)
2nd generation tenant improvements and leasing commissions (6)		(2,543)	(73)	(28)	(496)	(1,723)
AFFO		$(10,422)	$(8,832)	$(16,008)	$6,813	$(5,923)
_________

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 35.

(2)	For the definition and discussion of AFFO, see page 34.

(3)
Includes interest expense of $1.0 million, $17.1 million, $21.8 million, $24.8 million and $24.5 million for the three months ended December 31, September 30, June 30 and March 31, 2012, and December 31, 2011, respectively, related to discontinued operations.

(4)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

(5)
Includes depreciation and amortization of $0.2 million, $4.4 million, $5.5 million, $6.7 million and $7.5 million for the three months ended December 31, September 30, June 30 and March 31, 2012, and December 31, 2011, respectively, related to discontinued operations.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $0.2 million, $0.1 million and $0.1 million for the three months ended December 31, September 30 and March 31, 2012, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Capital Structure

Debt
(in thousands)

		Balance as of
		December 31, 2012

Mortgage loans		$1,949,739

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	9,730	$243,259

	Shares & Units Outstanding	Market Value (1)

Common stock	57,199	$176,175
Noncontrolling common units of our Operating Partnership	171	525
Total common equity	57,370	$176,700
Total consolidated market capitalization		$2,369,698
__________

(1)	Value based on the NYSE closing price of $3.08 on December 31, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Debt Summary (in thousands, except percentages)

	Contractual Maturity Date	Principal Amount as of December 31, 2012	% of Debt	Interest Rate as of December 31, 2012 (1)
Variable-Rate Debt
Plaza Las Fuentes mortgage loan (2)	August 9, 2016	$33,031	1.69%	4.50%
KPMG Tower A-Note (3)	October 9, 2013	320,800	16.45%	3.21%
KPMG Tower B-Note (4)	October 9, 2013	44,200	2.27%	5.31%
Total variable-rate debt		398,031	20.41%	3.55%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	28.20%	5.70%
Gas Company Tower	August 11, 2016	458,000	23.48%	5.10%
777 Tower	November 1, 2013	273,000	14.00%	5.84%
US Bank Tower	July 1, 2013	260,000	13.33%	4.66%
Plaza Las Fuentes mezzanine loan	August 9, 2016	11,250	0.58%	9.88%
Total fixed-rate debt		1,552,250	79.59%	5.40%

Total consolidated debt		1,950,281	100.00%	5.03%
Debt discount		(542)
Total consolidated debt, net		$1,949,739
__________

(1)	The December 31, 2012 one-month LIBOR rate of 0.21% was used to calculate interest on the variable-rate loans.

(2)
This loan bears interest at a rate of the greater of 4.50%, or LIBOR plus 3.50%. As required by the Plaza Las Fuentes mezzanine loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.50%.

(3)	This loan bears interest at LIBOR plus 3.00%.

(4)	This loan bears interest at LIBOR plus 5.10%.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Debt Maturities (in thousands, except percentages)

	2013	2014	2015	2016	2017	Total
Variable-Rate Debt
Plaza Las Fuentes mortgage loan	$573	$600	$627	$31,231	$—	$33,031
KPMG Tower A-Note	320,800	—	—	—	—	320,800
KPMG Tower B-Note	44,200	—	—	—	—	44,200
Total variable-rate debt	365,573	600	627	31,231	—	398,031

Fixed-Rate Debt
Wells Fargo Tower	—	—	—	—	550,000	550,000
Gas Company Tower	—	—	—	458,000	—	458,000
777 Tower	273,000	—	—	—	—	273,000
US Bank Tower	260,000	—	—	—	—	260,000
Plaza Las Fuentes mezzanine loan	—	—	—	11,250	—	11,250
Total fixed-rate debt	533,000	—	—	469,250	550,000	1,552,250
Total consolidated debt	898,573	600	627	500,481	550,000	1,950,281
Debt discount	(542)	—	—	—	—	(542)
Total consolidated debt, net	$898,031	$600	$627	$500,481	$550,000	$1,949,739
Weighted average interest rate	4.53%	4.50%	4.50%	5.17%	5.70%	5.03%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Portfolio Analysis (unaudited and in thousands, except percentages)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change

Number of properties	6	6		6	6
Square feet as of December 31	6,583,160	6,567,804		6,583,160	6,567,804
Weighted average leased percentage	79.1%	80.3%		79.7%	83.0%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$53,276	$55,177	(3.5)%	$214,266	$226,449	(5.4)%
Operating expenses	21,512	21,282	1.1%	83,859	83,418	0.5%
Other expense	65	65	—%	261	245	6.5%
Net operating income	$31,699	$33,830	(6.3)%	$130,146	$142,786	(8.9)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$51,972	$53,127	(2.2)%	$206,658	$219,914	(6.0)%
Operating expenses	21,512	21,282	1.1%	83,859	83,418	0.5%
Other expense	72	72	—%	288	272	5.9%
Net operating income	$30,388	$31,773	(4.4)%	$122,511	$136,224	(10.1)%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Portfolio Overview

				Square Feet		Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built	Net Building Rentable	% of Net Rentable	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Office Properties
LACBD
Gas Company Tower	1	16	1991	1,369,822	20.81%	76.2%	$22,380,847	$21.43
US Bank Tower	1	53	1989	1,432,539	21.76%	56.6%	18,802,931	23.19
Wells Fargo Tower	2	50	1982	1,415,971	21.51%	88.5%	28,826,313	23.00
KPMG Tower	1	22	1983	1,154,306	17.53%	93.7%	27,236,578	25.17
777 Tower	1	32	1991	1,017,268	15.45%	80.6%	18,189,618	22.19
Total LACBD	6	173		6,389,906	97.06%	78.4%	115,436,287	23.04

Plaza Las Fuentes	3	6	1989	193,254	2.94%	100.0%	5,023,946	26.00

Total Office Properties	9	179		6,583,160	100.00%	79.0%	$120,460,233	$23.15

LACBD Parking Properties				SQFT	Vehicle Capacity		Annualized Parking Revenue (3)	Annualized Parking Revenue per Vehicle Capacity
On-Site Parking				1,322,341	3,933		$18,722,166	$4,760
Off-Site Garages				1,285,165	4,124		8,803,794	2,135
Total LACBD Parking Properties				2,607,506	8,057		$27,525,960	3,416

Total Office and Parking Properties				9,190,666
__________

(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2012. This amount reflects total base rent before any rent abatements as of December 31, 2012 and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent. Total abatements for leases in effect as of December 31, 2012 for the twelve months ending December 31, 2013 are approximately $5 million, or $0.97 per leased square foot.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

(3)	Annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Portfolio Overview — Leased Percentages and Weighted Average Remaining Lease Term

	Weighted Average Remaining Lease Term (in years)
		% Leased
		Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011
Los Angeles Central Business District
Gas Company Tower	8.0	76.2%	76.2%	77.7%	78.2%	78.2%
US Bank Tower	4.1	56.6%	56.5%	55.4%	54.6%	55.1%
Wells Fargo Tower	5.3	88.5%	89.9%	89.3%	90.3%	91.4%
KPMG Tower	7.4	93.7%	96.1%	96.1%	96.1%	96.1%
777 Tower	4.6	80.6%	81.2%	80.1%	82.2%	82.2%
Total Los Angeles Central Business District	6.0	78.4%	79.2%	79.0%	79.4%	79.8%

Other
Plaza Las Fuentes	6.2	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office Properties	6.0	79.0%	79.8%	79.6%	80.0%	79.8%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Major Tenants — Los Angeles Central Business District

	Tenant	Annualized Rent (1)	% of Total LACBD Annualized Rent	Leased RSF	% of Total LACBD Leased RSF	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / Nationally Recognized (2)
	Rated Tenants ≥ $250,000 Annual Rent
1	Southern California Gas Company	$7,837,467	6.8%	412,679	8.2%	156	A
2	Wells Fargo Bank	6,387,991	5.5%	317,438	6.3%	103	AA-
3	US Bank, National Association	4,184,355	3.6%	154,304	3.1%	30	AA-
4	American Home Assurance	2,280,222	2.0%	112,042	2.2%	8	A
5	FTI Consulting	1,058,803	0.9%	42,420	0.9%	59	BB+
6	Zurich Insurance Co., US Branch	975,304	0.9%	44,332	0.9%	122	AA-
7	UBS Financial	826,384	0.7%	34,722	0.7%	86	A
8	Microsoft Corporation	799,656	0.7%	36,348	0.7%	7	AAA
9	Mitsubishi UFJ, Ltd	757,876	0.7%	33,095	0.7%	29	A+
10	Hartford Fire Insurance Co.	600,580	0.5%	20,897	0.4%	12	A
	Other Rated Tenants ≥ $250,000 Annual Rent	2,040,799	1.8%	77,830	1.6%	20
	Total Rated Tenants ≥ $250,000 Annual Rent	27,749,437	24.1%	1,286,107	25.7%	91
	Total Investment Grade Tenants	$29,914,171	25.9%	1,366,825	27.3%

	Nationally Recognized Tenants ≥ $250,000 Annual Rent
11	Latham & Watkins LLP	9,936,016	8.6%	397,991	7.9%	119	4th Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	6,518,074	5.6%	268,268	5.4%	59	12th Largest US Law Firm
13	KPMG LLP	4,482,579	3.9%	175,971	3.5%	18	4th Largest US Accounting Firm
14	Marsh USA, Inc.	4,319,801	3.7%	210,722	4.2%	64	World’s Largest Insurance Broker
15	Sidley Austin LLP	3,974,205	3.4%	192,457	3.8%	114	8th Largest US Law Firm
16	Morrison & Foerster LLP	3,955,116	3.4%	138,776	2.8%	9	20th Largest US Law Firm
17	Munger, Tolles & Olson LLP	3,792,313	3.3%	165,019	3.3%	110	136th Largest US Law Firm
18	Oaktree Capital Management, L.P.	3,224,919	2.8%	156,235	3.1%	51	Investment Management Co.
19	Bingham McCutchen	2,826,035	2.4%	109,566	2.2%	90	25th Largest US Law Firm
20	Winston & Strawn LLP	2,624,017	2.3%	91,170	1.8%	56	33rd Largest US Law Firm
	Other Nationally Recognized Tenants ≥ $250,000 Annual Rent	20,818,844	18.0%	914,865	18.3%	70
	Total Nationally Recognized Tenants ≥ $250,000 Annual Rent	66,471,919	57.4%	2,821,040	56.3%	74
	Total Nationally Recognized Tenants	67,364,122	58.4%	2,863,589	57.1%
	Total Rated or Nationally Recognized Tenants ≥ $250,000 Annual Rent	$94,221,356	81.5%	4,107,147	82.0%	79
	Total Investment Grade or Nationally Recognized Tenants	$97,278,293	84.3%	4,230,414	84.4%
__________

(1)
Annualized rent is calculated as contractual base rent under existing leases as of December 31, 2012. For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized rent.

(2)	S&P credit ratings are as of December 31, 2012. Rankings of law firms are based on total gross revenue in 2011 as reported by American Lawyer Media’s LAW.com..

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Portfolio Tenant Classification Description — Los Angeles Central Business District (1)

	Leased Square Feet	Percentage of Leased Square Feet

Legal Services	2,296,320	45.8%
Finance and Insurance	1,196,675	23.9%
Professional, Scientific and Technical Services (except Legal Services)	573,134	11.4%
Utilities	412,679	8.2%
Real Estate and Rental and Leasing	178,801	3.6%
Information	153,229	3.1%
Accommodation and Food Services	56,520	1.1%
All Other	142,863	2.9%
	5,010,221	100.0%
__________

(1)	Classifications are based on the North American Industrial Classification System (“NAICS”).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Lease Expirations — Los Angeles Central Business District

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

2013	51	696,145	13.9%	$16,548,371	14.3%	$23.77	$23.85
2014	23	421,183	8.4%	9,651,900	8.4%	22.92	23.36
2015	33	491,236	9.8%	11,970,663	10.4%	24.37	26.10
2016	13	155,585	3.1%	3,923,195	3.4%	25.22	27.96
2017	26	863,821	17.2%	20,585,522	17.8%	23.83	24.97
2018	12	320,755	6.4%	7,080,682	6.1%	22.08	25.89
2019	11	212,706	4.2%	5,278,012	4.6%	24.81	31.86
2020	8	212,002	4.3%	4,589,199	4.0%	21.65	26.78
2021	6	233,557	4.7%	5,111,510	4.4%	21.89	30.04
2022	2	166,017	3.3%	3,840,218	3.3%	23.13	29.26
Thereafter	9	1,237,214	24.7%	26,857,015	23.3%	21.71	31.31
Total expiring leases	194	5,010,221	100.0%	$115,436,287	100.0%	$23.04	$27.26
Currently available		1,379,685
Total rentable square feet		6,389,906

Leases Expiring in the Next 4 Quarters:

1st Quarter 2013		140,510	2.8%	$3,818,202	3.2%	$27.17	$27.56
2nd Quarter 2013 (3)		107,389	2.2%	2,175,731	1.9%	20.26	20.37
3rd Quarter 2013		380,990	7.6%	8,864,851	7.7%	23.27	23.14
4th Quarter 2013		67,256	1.3%	1,689,587	1.5%	25.12	25.76
		696,145	13.9%	$16,548,371	14.3%	$23.77	$23.85
__________

(1)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(2)	Rent per leased square foot at expiration represents base rent, including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Leasing Activity — Los Angeles Central Business District

	For the Three Months Ended December 31, 2012	% Leased

Leased Square Feet as of September 30, 2012	5,841,885	78.7%
Disposition: One California Plaza	(781,334)
Revised Leased Square Feet as of September 30, 2012	5,060,551	79.2%
Expirations	(124,311)	(2.0)%
New Leases	36,470	0.6%
Renewals	37,511	0.6%
Leased Square Feet as of December 31, 2012	5,010,221	78.4%

Weighted Average Lease Term – New (in months)		60
Weighted Average Lease Term – Renewal (in months)		34

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Tenant Improvements and Leasing Commissions — Los Angeles Central Business District (1)

	For the Three Months Ended				For the Year Ended December 31,
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	2012	2011	2010
Renewals (2)
Number of leases	3	2	2	—	7	22	19
Square feet	18,167	291,030	9,759	—	318,956	316,101	670,496
Tenant improvement costs per square foot	$5.10	$53.65	$8.31	$—	$49.50	$17.42	$27.67
Leasing commission costs per square foot	$4.06	$10.78	$7.10	$—	$10.29	$6.71	$12.72
Total tenant improvements and leasing commissions
Costs per square foot	$9.16	$64.43	$15.41	$—	$59.79	$24.13	$40.39
Costs per square foot per year	$2.99	$6.51	$3.08	$—	$6.39	$3.24	$3.64

New/Modified Leases (3)
Number of leases	5	5	2	1	13	25	27
Square feet	27,061	30,167	12,264	4,124	73,616	229,476	444,497
Tenant improvement costs per square foot	$10.92	$20.80	$5.41	$45.00	$15.96	$25.57	$8.52
Leasing commission costs per square foot	$6.99	$6.98	$10.52	$—	$7.18	$7.48	$7.04
Total tenant improvements and leasing commissions
Costs per square foot	$17.91	$27.78	$15.93	$45.00	$23.14	$33.05	$15.56
Costs per square foot per year	$2.67	$5.29	$1.68	$8.31	$3.56	$4.77	$2.78

Total
Number of leases	8	7	4	1	20	47	46
Square feet	45,228	321,197	22,023	4,124	392,572	545,577	1,114,993
Tenant improvement costs per square foot	$8.58	$50.56	$6.70	$45.00	$43.21	$20.85	$20.03
Leasing commission costs per square foot	$5.81	$10.42	$9.00	$—	$9.70	$7.04	$10.46
Total tenant improvements and leasing commissions
Costs per square foot	$14.39	$60.98	$15.70	$45.00	$52.91	$27.89	$30.49
Costs per square foot per year	$2.74	$6.45	$2.08	$8.31	$6.00	$3.86	$3.43
__________

(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases and leases for raw space.

(2)	Does not include retained tenants that have relocated to new space or expanded into new space.

(3)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Historical Capital Expenditures — Los Angeles Central Business District (1)

	For the Three Months Ended				For the Year Ended December 31,
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	2012	2011	2010

Non-recoverable capital expenditures	$176,580	$450,485	$213,971	$239,797	$1,080,833	$1,586,618	$893,525
Total square feet	6,389,906	6,389,905	6,375,352	6,374,913	6,389,906	6,374,550	6,343,594
Non-recoverable capital expenditures per square foot	$0.03	$0.07	$0.03	$0.04	$0.17	$0.25	$0.14

Recoverable capital expenditures (2)	$81,628	$66,353	$24,950	$118,500	$291,431	$1,027,784	$2,130,585
Total square feet	6,389,906	6,389,905	6,375,352	6,374,913	6,389,906	6,374,550	6,343,594
Recoverable capital expenditures per square foot	$0.01	$0.01	$—	$0.02	$0.05	$0.16	$0.34
_________

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of disposition will be footnoted separately.

(2)
The amounts presented represent the total value of the improvements in the year they are made. The annual amortization of capital leases, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to defaulted mortgage loans from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2012

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because gains or losses from early extinguishment of debt, impairment writedowns of depreciable real estate, gains on settlement of debt and gain on sale of interest in unconsolidated joint venture create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

Impairment writedowns represent charges taken to write down depreciable real estate to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Management excludes impairment writedowns on depreciable real estate, gains on disposition of depreciable real estate, gains on settlement of debt and gain on sale of interest in unconsolidated joint venture from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.